As Filed with the Securities and Exchange Commission on April 14, 1998






               Securities and Exchange Commission
                     Washington, D.C. 20549
                    _______________________

                            FORM S-8
                     Registration Statement
                             Under
                   The Securities Act of 1993
                    ________________________

                        Definition, Ltd.
     (Exact name of Registrant as specified in its charter)

     NEVADA                                            75-2293489
(State or other jurisdiction of                     (IRS Employer
incorporation or organization)                Identification No.)

      1334 South Killian, Unit 4, Lake Park, Florida 33403
  (Address of principal executive offices, including zip code)
      ____________________________________________________

            CONSULTING AND LEGAL SERVICES AGREEMENT
                    (Full title of the plan)
      ____________________________________________________

                        Charles Kiefner
                    Chief Executive Officer
                        Definition, Ltd.
                   1334 South Killian, Unit 4
                    Lake Park, Florida 33403
            (Name and address of agent for service)

                            Copy to:

                    LEIBMAN & OESCH, L.L.P.
                    Neil M. Leibman, Esquire
                 24 Greenway Plaza, Suite 1210
                      Houston, Texas 77046
                         (713) 961-9399





             Total Sequentially Numbered Pages: 21

  Index to Exhibits Located on Sequentially Numbered Pages: 15



                      CALCULATION OF REGISTRATION FEE





                                   Proposed  Proposed
                                   maximum   maximum
                                   offering  aggregate
Title of Securities Amount to be   price per offering       Amount of
to be registered    registered     share (1) price (1)      registration fee

Common Stock,
$.001 par value     900,000 shares $.35(1)   $315,000       $100.00 (2)



(1) The maximum offering price was calculated pursuant to Rule 457(c).
(2) Minimum fee.



                         DEFINITION LTD.

    Cross Reference Sheet Required by Item 501(b) of Regulation S-K

Form S-8 Item Number and Caption               Caption in Prospectus

1.   Forepart of Registration Statement        Facing Page of Registration
     and Outside Front Cover Page              Statement and Cover Page of
     of Prospectus                             Prospectus

2.   Inside Front and Outside Back             Inside Cover Page of Prospectus
     Cover Pages of Prospectus                 and Outside Cover Page of
                                               Prospectus

3.   Summary Information, Risk                 Not Applicable
     Factors and Ratio of Earnings to
     Fixed Charges

4.   Use of Proceeds                           Not Applicable

5.   Determination of Offering Price           Not Applicable

6.   Dilution                                  Not Applicable

7.   Selling Security Holders                  Sales by Selling Shareholder

8.   Plan of Distribution                      Cover Page of Prospectus and
                                               Sales by Selling Shareholder

9.   Description of Securities to              Grant of Stock Bonus; and
     be Registered                             Sales by Selling Shareholder

10.  Interest of Named Experts                 Not Applicable
     and Counsel

11.  Material Changes                          Not Applicable

12.  Incorporation of Certain Information      Incorporation of Certain
     by Reference                              Information by Reference

13.  Disclosure of Commission Position         Indemnification
     on Indemnification or Securities
     Act Liabilities



PROSPECTUS

                              Definition, Ltd.

                      900,000 Shares of Common Stock
                       ($.001 par value per share)

       Issued Pursuant to a Consulting and Legal Services Agreement

     This Prospectus is part of a Registration Statement which registers 900,000 shares of Common Stock, $.001 par value per shares (the "Common Stock"), of Definition, Ltd., a Nevada corporation (the "Company"), which have been issued, as described herein, to Lana R. Dieringer, Attorney At Law, ("Dieringer"), consultants and legal counsel to the Company, pursuant to a Consulting and Legal Services Agreement under which the Company has issued 900,000 shares of Common Stock to Dieringer (such securities being referred to herein as the "Dieringer Securities"). Dieringer is a selling shareholder under this Prospectus and is referred to herein as the "Selling Shareholder". All of the Dieringer Securities were issued to the Selling Shareholder pursuant to a written compensation contract which provided for the issuance of the Dieringer Securities. The Company has been advised by the Selling Shareholder that it may sell all or a portion of its shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers, or otherwise, and that such shares will be sold at market price prevailing at the time of such sales or at negotiated prices.

     No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor the issuance of any of the Dieringer Securities under the terms of the aforementioned Consulting and Legal Services Agreement shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                 ___________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ___________

     This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

               The date of the Prospectus is April 8, 1998.



                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed with the Commission can be inspected and copied at the Public Reference Section of the Commission at its principal offices located at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded in the over-the-counter market.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to 900,000 shares of the Company's Common Stock, issued to a consultant of the Company pursuant to a written consulting and Legal Services Agreement. This Prospectus, which constitutes Part I of the Registration Statement, omits certain information with respect to the company and the shares of Common Stock offered by the Prospectus. Reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statements, with exhibits, may be obtained from the Commission's office located in Washington, D.C. (At the above address) upon payment of the fees prescribed by the Rules and Regulations of the Commission, or examined free of charge.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:
     1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995;
     2. The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1996;
     3. The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1996;
     4.   The Company's Registration Statement on Form S-8 filed on July 1,
          1996;
     5. The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1996; and
     6. The Company's Amended Quarterly Report on Form 10-QSB/A for the period ended September 30, 1996.
     7. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;
     8. The Company's Registration Statement on Form S-8 filed on January 10, 1997;
     9. The Company's Registration Statement on Form S-8 filed on January 22, 1997;
     10. The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1997.
     11. The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997.
     12. The Company's Amended Annual Report on Form 10-KSB/A for the year ended December 31, 1996.

     All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modified or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to: Corporate Secretary, Definition, Ltd., 1334 South Killian, Lake Park, Florida 33403; telephone
(561)844-7701.

                                  THE COMPANY

     The Company was incorporated on March 13, 1989 in the State of Nevada. The Company acquired the exclusive right and license to sell and exploit commercially a patented stone hot plate that operated without electrical connection, in the United States, Canada, Mexico and the West Indies. The Company also obtained and further enhanced proprietary operational guidelines and procedures for the development, decoration, establishment and operation of restaurants in the United States and such other countries utilizing the Stone Grill for tabletop cooking. From 1989 to 1993, the Company engaged in various marketing and sales activities related to the promotion of Stone Grill cooking and its Stone Grill products and, in 1991, established a pilot restaurant facility. During 1993, the Company determined not to go forward with the Stone Grill-related restaurant business. The Company sold all of its holdings in Stone Grill Restaurants, Inc., a wholly-owned subsidiary, and ceased its activities in this field.

     During 1994, the Company began acquisition of assets and sought business opportunities related to interactive media and communications. In furtherance of these plans, the Company acquired programming, a broadcast film library, computers, video, studio, broadcast and cable equipment and pre-paid air time. In early 1995, the Company's wholly-owned subsidiary, Interactive Systems, Inc. ("ISI"), acquired an office and studio complex in Lake Park, Florida.

     The Company's business includes the production of direct response programming, and interactive programming for world wide application, including educational software, infomercials, interactive computer media, video and the sale of television advertising (utilizing broadcast air time through WAQ-TV 19, West Palm Beach, Florida). The Company also sells from time to time, primarily into foreign markets, copies of video, film clips and programming from its broadcast film library, which includes certain copyrighted programs, documentaries, newsreels, music books and educational footage. ISI is currently involved in a computer-based, interactive educational network with Academy Concepts. This project is currently making no progress due to a dispute concerning obligation of the parties under the agreement between them, and litigation may be necessary to resolve this situation. ISI is involved with the production of television programs for broadcast in the West Palm Beach, Florida, and the Dallas/Fort Worth, Texas, metropolitan areas, and in the production of one-hour infomercials for video and cable television broadcast.

     ISI is seeking to develop customers and sales utilizing the "Internet". It is operating under a letter of intent with World Wide Marketing, a Europe-based firm ("WWM"), in a business venture involving the important into the United States of substantial amounts of art, art objects and craft items from Italy, which are being sold at auction by Sotheby Auctioneers in cooperation with Hofstra University, Hempstead, New York. This program, known as the "Messagio d'amore", or Message of Love, is expected to create purchases and sales involving both large and small vendors and craftsmen located primarily in the Verona, Italy, area.

                   CONSULTING AND LEGAL SERVICES AGREEMENT
                        AND ISSUANCE OF COMMON STOCK

General

     On April 5, 1998, the Company entered into a Consulting and Legal Services Agreement with Lana R. Dieringer ("Dieringer"), Attorney At Law, (the Selling Shareholder). The Company has issued 900,000 shares of Company Common Stock pursuant to such Consulting and Legal Services Agreement. This Prospectus relates to the 900,000 shares issued to Dieringer. Under the terms of the Consulting and Legal Services Agreement, the Selling Shareholder has agreed to provide consulting services with respect to financing opportunities and the acquisition of business opportunities and operating assets related to the cable industry and related industries. None of the securities to which this Prospectus relates is issued pursuant to any program or plan and are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

Federal Income Tax Effects

     The issuance of the Dieringer Securities will result in the recognition of taxable income to the Selling Shareholder. Correspondingly, the Company will be entitled to a deduction equal to the amount of ordinary income charged to the Selling Shareholder, $315,000.

Restrictions Under Securities Laws

     The sale of any shares of Common Stock issued under the Consulting and Legal Services Agreement must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under Federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption.

                        SALES BY SELLING SHAREHOLDER

     The following table sets forth the name of the Selling Shareholder, the amount of shares of Common Stock held, directly or indirectly, the amount of Common Stock to be owned by the Selling Shareholder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Shareholder following completion of such offering (based on 7,761,842 shares of Common Stock of the Company outstanding as of the date of this Prospectus).

                         Number of               Shares to      Percentage
Name of                  Shares    Shares to     Be Owned       To Be Owned
Selling Shareholder      Owned     Be Offered    After Offering After Offering

Lana R. Dieringer        900,000   900,000       - 0 -          - 0 -

                         DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue up to 100,000,000 shares of Common Stock, $.001 par value per share. The holders of company Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to elect any persons to the Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or by the bylaws.

     Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock will be entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

     Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

     The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.

Transfer Agent

     The transfer agent for the shares of Common Stock of the Company is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                               INDEMNIFICATION

     Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

     Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

     The Company's Charter provides that a director or officer of the Company shall not be personally liable to the Company or its shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of NRS 78.300. In addition, NRS 78.751 and Article VII of the Bylaws of the Company, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is set forth in the following paragraph, but such summary is qualified in its entirety by reference to Article VII of the Bylaws of the Company.

     In general, any director of officer of the Company (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of the Company or is or was serving in any capacity at the request of the Company as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Company for actions taken by the Indemnitee and for all omissions to the full extent permitted by Nevada law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. The rights to indemnification specifically include the right to reimbursement the Company for all reasonable costs and expenses incurred in connection with the Proceeding and indemnification continues as to an Indemnitee who has ceased to be a director or officer. The Board of Directors may include employees and other persons as though they were Indemnitees. The rights to indemnification are not exclusive of any other rights that any person may have by law, agreement or otherwise.

     The Bylaws also provide that the Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of the Company's obligation of indemnification by granting a security interest or other lien on any assets (including cash) of the Company and the establishment of a letter of credit, guaranty or surety.

     The Company and Interactive Systems, Inc., the Company's wholly-owned subsidiary (ISI), intend to enter into agreements with each of their respective directors, executive officers and significant employees providing for indemnification by the Company and by ISI of each of them to the extent permitted by their respective Charters and Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Act), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                LEGAL MATTERS

     Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Lana R. Dieringer, Attorney At Law, Houston, Texas.

                                  EXPERTS

     The consolidated financial statements and financial statement schedules of the Company included in the Company's Annual Report and Amended Annual Report on Form 10-KSB and 10-KSB/A for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Clancy & Co., PLLC, Certified Public Accountants, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed in (a) through (k) below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 14(d) of the Securities Exchange Act of 1934 (the Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (a) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 1995, filed to the Exchange Act.
     (b) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1996.
     (c) The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1996.
     (d)  The Company's Registration on Form S-8 filed July 1, 1996.
     (e) The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1996.
     (f) The Company's amended Quarterly Report on Form 10-QSB/A for the period ended September 30, 1996.
     (g) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.
     (h) The Company's Registration Statement on Form S-8 filed on January 10, 1997.
     (i) The Company's Registration Statement on Form S-8 filed on January 22, 1997.
     (j) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1997.
     (k) The Company's Amended Annual Report on Form 10KSB/A for the year ended December 31, 1996;
     (l) The Company's Quarterly Report on Form 10QSB for the period ended June 30, 1997; and
     (m) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

Item 4.  Description of Securities.

     The Company is authorized to issue up to 100,000,000 shares of Common Stock, $.001 par value per share. The holders of Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to elect any persons to the Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

     Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversation rights. In the event of liquidation of the Company, the shares of Common Stock will be entitles to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and nonassessable.

     Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

     The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.

Item 5.  Interests of Named Experts and Counsel.

     The Selling Shareholder is legal counsel to the Company.

Item 6.  Indemnification from Directors and Officers.

     Nevada Revised Statutes 78.037 is incorporated herein by this reference.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from registration Claimed.

     Inasmuch as the consultant who received shares of Common Stock of the Company is knowledgeable, sophisticated and had access to comprehensive information relevant to the company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the consultant was required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company in the absence of sale pursuant to an effective Registration Statement.

Item 8.  Exhibits.

     Exhibit   Description

     5.1       Opinion of Leibman & Oesch, Attorneys At Law, re: Legality

     10.1 Consulting and Legal Services Agreement, dated as of April 1, 1998, between Registrant and Lana R. Dieringer, Attorney At Law.

     24.1      Consent of Clancy and Co., PLLC, Certified Public Accountants

     24.2      Consent of Lana R. Dieringer, Attorney At Law

Item 9.  Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the dates shown below.

                                   DEFINITION, LTD.



                                   By:      /s/
                                        Charles Kiefner
                                        Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signatures                  Title                             Date



_______/S/____________      Executive Vice President, Chief  4/9/98
Charles Kiefner             Executive Officer, Principal
                            Financial and Accounting
                            Officer and Director



                               INDEX TO EXHIBITS

                                DEFINITION, LTD.

                                                                 Sequentially
                                                                 Numbered
Exhibit No.                   Description                        Page


5.1            Opinion of Leibman & Oesch, L.L.P., Attorneys     16
               At Law, re: Legality

10.1           Consulting and Legal Services Agreement, dated
               as of April 1, 1998 between Registrant and
               Lana R. Dieringer, Attorney At Law                17

24.1           Consent of Clancy and Co., PLLC, Certified
               Public Accountants                                21

24.2           Consent of Lana R. Dieringer, Attorney At Law     16